As filed with the Securities and Exchange Commission on January 11, 2007
Registration Statement No. 333-_____________
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Syntel, Inc.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2312018 (I.R.S. Employer Identification No.)

525 East Big Beaver Road Suite 300
Troy, Michigan 48083
(248) 619-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Bharat Desai
Chairman and Chief Executive Officer
525 East Big Beaver Road Suite 300
Troy, Michigan 48083
(248) 619-2800
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Daniel Moore, Esq. CAO, General Counsel and Secretary 525 East Big Beaver Road Suite 300 Troy, MI 48083 (248) 619-3508	D. Richard McDonald, Esq. Dykema Gossett PLLC 39577 North Woodward Avenue Suite 300 Bloomfield Hills, MI 48304 (248) 203-0859	Fred B. Green, Esq. Bodman LLP 6th Floor at Ford Field 1901 St. Antoine Street Detroit, MI 48226 (313) 392-1055	Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019-7475 (212) 474-1000

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-139227
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities To be		Offering Price per	Aggregate Offering	Registration
Registered	Amount to be Registered	Share(1)	Price(2)	Fee(3)
Common Stock, without par value	632,500	$29.00	$18,342,500	$1,962.65

(1)	Based on the public offering price.

(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-139227), as amended, is hereby registered.

(3)	The registrant previously registered an aggregate of 3,450,000 in common shares on the Registration Statement on Form S-3 (File No. 333-139227), for which a filing fee of $9,823 was previously paid.
     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Dykema Gossett PLLC
Consent of Crowe Chizek and Company LLP
Consent of Ernst & Young LLP

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed with respect to the registration of additional shares of Common Stock, without par value, of Syntel, Inc., a corporation organized under the laws of the State of Michigan, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-139227) are incorporated in this registration statement by reference.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-139227 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Independent Registered Public Accounting Firm — Crowe Chizek and Company LLC
23.2	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP
23.3	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, in the State of Michigan, on January 11, 2007.

SYNTEL, INC.
By:	*
Daniel M. Moore
Chief Administrative Officer, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 11, 2007.

Signature	Title

* Bharat Desai	Chairman and Chief Executive Officer (Principal Executive Officer) and Director
* Arvind Godbole	Chief Financial Officer, (Principal Financial and Accounting Officer)
* Neerja Sethi	Vice President, Corporate Affairs and Director
* Paritosh K. Choksi	Director
* George R. Mrkonic, Jr.	Director
* Vasant Raval	Director
* Paul R. Donovan	Director
* James Swayzee	Director

* By:	/s/ Daniel M. Moore	Attorney-in-fact
Daniel M. Moore

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Independent Registered Public Accounting Firm — Crowe Chizek and Company LLC
23.2	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP
23.3	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1)